Exhibit 99.1

Beacon Roofing Supply Reports First Quarter 2019 Results

•	Record first quarter net sales of $1.72 billion (53.4% growth year-over-year)

•	First quarter gross margin increased 130 bps to 25.3% reflecting existing market improvement and benefits from the Allied integration

•	First quarter net income (loss) of $(0.9) million vs. $67.6 million in the prior year; Adjusted Net Income (Loss) of $46.5 million vs. $67.6 million in the prior year

•	First quarter EPS of ($0.10) vs. $0.98 in the prior year; Adjusted EPS of $0.60 vs. $0.68 in the prior year

•	Record first quarter Adjusted EBITDA of $121.7 million vs. $86.0 million in the prior year

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (Nasdaq:BECN) (“Beacon” or the “Company”) announced results today for its first quarter ended December 31, 2018 (“2019”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “The first quarter of fiscal year 2019 was headlined by achieving record first quarter highs in both sales and Adjusted EBITDA. Consolidated net sales increased by more than 50% over the prior year, and we saw stabilizing organic net sales trends relative to the previous quarter. Our gross margins showed continued strength, improving by 130 bps and reflecting benefits from the Allied integration as well as disciplined Company and industry pricing behavior. Q1 2019 represented the third consecutive quarter we have produced a positive price-cost relationship, contributing to our highest first quarter gross margin percentage as a public company. We are excited to have reached the one-year anniversary of the acquisition of Allied; the integration continues to go well, and cost synergies remain on track with current expectations. These positive outcomes are underpinned by the fact that our business remains composed of 70-75% repair and remodeling, which is largely demand that is a non-discretionary in nature. We remain focused on returning to positive organic sales growth during 2019 by leveraging our industry leading digital platform and key growth initiatives to drive market outperformance.”

First Quarter

Net sales increased 53.4% to $1.72 billion, up from $1.12 billion in the comparative 2018 period. Residential roofing product sales increased 24.4%, non-residential roofing product sales increased 27.6% and complementary product sales increased 178.9% over the prior year. Existing markets net sales, excluding acquisitions, decreased 1.9% compared to the prior year period, primarily due to weather-related events. The first quarter of fiscal years 2019 and 2018 had 62 and 61 business days, respectively.

Net income (loss) attributable to common shareholders was $(6.9) million, compared to $67.6 million in 2018. Net income (loss) per share (“EPS”) was $(0.10), compared to $0.98 in 2018. First quarter results were positively impacted by price gains across all product lines and improved gross margin performance. First quarter results were negatively impacted by higher operating expenses and an increase in interest expense and preferred dividend payments that were both primarily related to the acquisition of Allied. In addition, 2018 results include a $46.5 million non-recurring net tax benefit resulting from the enactment of the Tax Cuts and Jobs Act of 2017.

Adjusted Net Income (Loss) was $46.5 million, compared to $46.7 million in 2018. Adjusted EPS was $0.60, compared to $0.68 in 2018. Adjusted EBITDA was $121.7 million, compared to $86.0 million in 2018. Please see the included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures as well as further detail on the components driving the net changes over the comparative periods).

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply First Quarter 2019 Earnings Conference Call

When	Thursday, February 7, 2019

Time:	5:00 p.m. ET

Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)

Live Call:	720-634-9063; Conf. ID #7106649

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements:

This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Beacon Roofing Supply, Inc.

Joseph Nowicki, Executive VP & CFO

571-323-3939

JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(Unaudited; In thousands, except share and per share amounts)

	Three Months Ended December 31,
	2018[1]	% of Net Sales	2017[2]	% of Net Sales
Net sales	$1,721,676	100.0%	$1,121,979	100.0%
Cost of products sold	1,286,107	74.7%	852,226	76.0%

Gross profit	435,569	25.3%	269,753	24.0%
Operating expense:
Selling, general and administrative	327,693	19.1%	193,753	17.3%
Depreciation	17,601	1.0%	8,709	0.8%
Amortization	52,021	3.1%	18,195	1.6%

Total operating expense	397,315	23.2%	220,657	19.7%

Income (loss) from operations	38,254	2.1%	49,096	4.3%
Interest expense, financing costs, and other	38,361	2.2%	22,568	2.0%

Income (loss) before provision for income taxes	(107)	(0.1%)	26,528	2.3%
Provision for (benefit from) income taxes	786	0.0%	(41,068)	(3.7%)

Net income (loss)	(893)	(0.1%)	67,596	6.0%

Dividends on preferred shares[3]	6,000	0.3%	—	0.0%

Net income (loss) attributable to common shareholders	$(6,893)	(0.4%)	$67,596	6.0%

Weighted-average common stock outstanding:
Basic	68,248,020		67,825,430
Diluted	68,248,020		69,244,678

Net income (loss) per share[4]:
Basic	$(0.10)		$1.00
Diluted	$(0.10)		$0.98

[1]

Operating expense includes $8.9 million ($6.6 million, net of taxes) of non-recurring acquisition costs. Interest expense, financing costs, and other includes $3.0 million ($2.2 million, net of taxes) of non-recurring acquisition costs.

[2]

Operating expense includes $5.6 million ($4.0 million, net of taxes) of non-recurring acquisition costs. Interest expense, financing costs, and other includes $12.3 million ($8.7 million, net of taxes) of non-recurring acquisition costs. Provision for (benefit from) income taxes includes a $46.5 million non-recurring net tax benefit resulting from the enactment of the 2017 Tax Cuts and Jobs Act.

[3]

Three months ended December 31, 2018 amount is composed of $5.0 million in undeclared cumulative Preferred Stock dividends as well as an additional $1.0 million of Preferred Stock dividends that had been declared and paid as of period end.

[4]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):

	Three Months Ended December 31,
	2018	2017
Net income (loss)	$(893)	$67,596
Dividends on preferred shares	(6,000)	—

Net income (loss) attributable to common shareholders	$(6,893)	$67,596
Undistributed income allocated to participating securities	—	—

Net income (loss) attributable to common shareholders - basic and diluted	$(6,893)	$67,596

Weighted-average common shares outstanding - basic	68,248,020	67,825,430
Effect of common share equivalents	—	1,419,248

Weighted-average common shares outstanding - diluted	68,248,020	69,244,678

Net income (loss) per share - basic	$(0.10)	$1.00
Net income (loss) per share - diluted	$(0.10)	$0.98

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(Unaudited; In thousands)

	December 31,	September 30,	December 31,
	2018	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18,423	$129,927	$63,827
Restricted cash	—	—	1,300,000
Accounts receivable, net	881,749	1,090,533	552,703
Inventories, net	1,025,310	936,047	603,793
Prepaid expenses and other current assets	375,598	244,360	218,718

Total current assets	2,301,080	2,400,867	2,739,041
Property and equipment, net	273,742	280,407	154,687
Goodwill	2,489,730	2,491,779	1,251,825
Intangibles, net	1,282,242	1,334,366	410,857
Other assets, net	1,243	1,243	8,868

Total assets	$6,348,037	$6,508,662	$4,565,278

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$551,940	$880,872	$315,442
Accrued expenses	375,672	611,539	266,049
Current portions of long-term debt/obligations	20,315	19,661	14,239

Total current liabilities	947,927	1,512,072	595,730
Borrowings under revolving lines of credit, net	503,216	92,442	—
Long-term debt, net	2,497,123	2,494,725	2,000,059
Deferred income taxes, net	110,179	106,994	93,451
Long-term obligations under equipment financing and other, net	10,689	13,639	20,951
Other long-term liabilities	5,532	5,290	2,743

Total liabilities	$4,074,666	$4,225,162	$2,712,934

Convertible preferred stock	$399,195	$399,195	$—

Stockholders’ equity:
Common stock	$684	$681	$679
Undesignated preferred stock	—	—	—
Additional paid-in capital	1,067,711	1,067,040	1,050,389
Retained earnings	826,941	833,834	815,782
Accumulated other comprehensive income (loss)	(21,160)	(17,250)	(14,506)

Total stockholders’ equity	1,874,176	1,884,305	1,852,344

Total liabilities and stockholders’ equity	$6,348,037	$6,508,662	$4,565,278

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Three Months Ended December 31,
	2018	2017
Operating Activities
Net income (loss)	$(893)	$67,596
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,622	26,904
Stock-based compensation	3,457	3,459
Certain interest expense and other financing costs	3,024	707
Beneficial lease amortization	572	—
Gain on sale of fixed assets	(265)	(319)
Deferred income taxes	3,201	(44,923)
Changes in operating assets and liabilities, net of the effects of businesses acquired:	—	—
Accounts receivable	207,119	151,365
Inventories	(90,712)	(52,024)
Prepaid expenses and other assets	(131,638)	(1,421)
Accounts payable and accrued expenses	(400,616)	(191,800)
Other liabilities	246	—

Net cash provided by (used in) operating activities	(336,883)	(40,456)

Investing Activities
Purchases of property and equipment	(11,688)	(7,416)
Acquisition of businesses, net	(163,973)	—
Proceeds from the sale of assets	401	413

Net cash provided by (used in) investing activities	(175,260)	(7,003)

Financing Activities
Borrowings under revolving lines of credit	1,298,654	17,402
Repayments under revolving lines of credit	(888,225)	(20,548)
Borrowings under senior notes	—	1,300,000
Payment of debt issuance costs	—	(21,917)
Repayments under equipment financing facilities and other	(1,465)	(1,968)
Payment of stock issuance costs	—	(429)
Payment of dividends on preferred stock	(6,000)	—
Proceeds from issuance of common stock related to equity awards	834	3,781
Taxes paid related to net share settlement of equity awards	(3,617)	(3,925)

Net cash provided by (used in) financing activities	400,181	1,272,396

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	458	640

Net increase (decrease) in cash, cash equivalents, and restricted cash	(111,504)	1,225,577
Cash, cash equivalents, and restricted cash, beginning of period	129,927	138,250

Cash, cash equivalents, and restricted cash, end of period	$18,423	$1,363,827

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Unaudited; In thousands)

Consolidated Sales by Product Line

	Three Months Ended December 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$732,190	42.5%	$588,782	52.5%	$143,408	24.4%
Non-residential roofing products	419,909	24.4%	328,971	29.3%	90,938	27.6%
Complementary building products	569,577	33.1%	204,226	18.2%	365,351	178.9%

	$1,721,676	100.0%	$1,121,979	100.0%	$599,697	53.4%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended December 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$515,896	51.7%	$525,115	51.7%	$(9,219)	(1.8%)
Non-residential roofing products	296,700	29.8%	302,882	29.8%	(6,182)	(2.0%)
Complementary building products	184,413	18.5%	188,631	18.5%	(4,218)	(2.2%)

	$997,009	100.0%	$1,016,628	100.0%	$(19,619)	(1.9%)

Existing Market[1] Sales by Business Day[2]
	Three Months Ended December 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,321	51.7%	$8,608	51.6%	$(287)	(3.3%)
Non-residential roofing products	4,785	29.8%	4,965	29.8%	(180)	(3.6%)
Complementary building products	2,974	18.5%	3,092	18.6%	(118)	(3.8%)

	$16,080	100.0%	$16,665	100.0%	$(585)	(3.5%)

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the first quarter of fiscal year 2019.
[2]	There were 62 and 61 business days in the quarters ended December 31, 2018 and 2017, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(Unaudited; In thousands, except per share amounts)

	Three Months Ended December 31,
	2018		2017
	Amount	Per Share[2]	Amount	Per Share[2]
Net income (loss)	$(893)	$(0.01)	$67,596	$0.98
Acquisition costs[3]	47,393	0.61	25,633	0.37
Effects of tax reform[4]	—	—	(46,492)	(0.67)

Adjusted Net Income (Loss)	$46,500	$0.60	$46,737	$0.68

[1]

Adjusted Net Income (Loss) is defined as net income that excludes non-recurring acquisition costs, the amortization of intangibles, business restructuring costs, and the non-recurring effects of tax reform. Adjusted net income per share or “Adjusted EPS” is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period after assuming the full conversion of the participating Preferred Stock.

[2]

The weighted-average share count utilized in the calculation of Adjusted EPS for the three months ended December 31, 2018 is 77,942,639. This amount is the 68,248,020 diluted weighted-average shares outstanding plus the assumed conversion of 9,694,619 weighted-average shares of participating Preferred Stock, which were excluded from the GAAP net income (loss) per share calculation for the period due to their anti-dilutive nature. The weighted-average share count utilized in the calculation of Adjusted EPS for the three months ended December 31, 2017 is 69,244,678.

[3]

Three months ended December 31, 2018 amount is composed of $11.9 million of non-recurring acquisition costs ($8.8 million, net of tax) and $52.0 million of amortization expense related to intangibles ($38.5 million, net of tax). Three months ended December 31, 2017 amount is composed of $17.8 million of non-recurring acquisition costs ($12.7 million, net of tax) and $18.2 million of amortization expense related to intangibles ($12.9 million, net of tax).

[4]	Impact of the Tax Cuts and Jobs Act of 2017.

We use Adjusted Net Income (Loss) and Adjusted EPS to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted Net Income (Loss) and Adjusted EPS consistently using the same methods each period.

We believe that Adjusted Net Income (Loss) and Adjusted EPS are useful measures because they permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful to investors when evaluating our business, they are not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP. In addition, Adjusted Net Income (Loss) and Adjusted EPS may have material limitations and may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(Unaudited; In thousands)

	Three Months Ended December 31,
	2018	2017
Net income (loss)	$(893)	$67,596
Acquisition costs[2]	8,917	5,569
Interest expense, net	39,816	23,516
Income taxes	786	(41,068)
Depreciation and amortization	69,622	26,904
Stock-based compensation	3,457	3,459

Adjusted EBITDA	$121,705	$85,976

Adjusted EBITDA as a % of net sales	7.1%	7.7%

[1]

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, non-recurring acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance.

[2]	Represents non-recurring acquisition costs (excluding the impact of tax) that are included in operating expense and not embedded in other balances of the table.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same method each period.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA may have material limitations and may differ from similarly titled measures presented by other companies.